                                                                    EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
G&K Services, Inc.

We have audited the consolidated financial statements of G&K Services, Inc. as of July 2, 2005, and July 3, 2004, and for each of the three years in the period ended July 2, 2005, and have issued our report thereon dated September 7, 2005 (included elsewhere in this Form 10-K). Our audits also included the financial statement schedule listed in Item 15(a) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP
------------------------
Ernst & Young LLP

Minneapolis, Minnesota
September 7, 2005

                               G&K SERVICES, INC.
          SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                                 (IN THOUSANDS)

                                                            Additions
                                                    ------------------------
                                     Balance at     Charged to    Charged to
                                    Beginning of    Costs and        Other                     Balance at
            Description                 Year         Expenses      Accounts     Deductions    End of Year
-------------------------------     ------------    ----------    ----------    ----------    -----------
Allowance for Doubtful Accounts
    July 2, 2005                    $      2,603    $    2,040    $        -    $    1,753    $     2,890
                                    ============    ==========    ==========    ==========    ===========
    July 3, 2004                    $      3,687    $    2,171    $        -    $    3,255    $     2,603
                                    ============    ==========    ==========    ==========    ===========
    June 28, 2003                   $      3,326    $    4,123    $        -    $    3,762    $     3,687
                                    ============    ==========    ==========    ==========    ===========